EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Section 1350 Certification)

In connection with the Annual Report on Form 10-K of Broadstone Net Lease, Inc. (the “Company”) for the year ended December 31, 2024 (the “Annual Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Kevin M Fennell, Executive Vice President and Chief Financial Officer of the Company, certifies, to the best of his knowledge, that:

1.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2025	/s/ Kevin M. Fennell
Kevin M. Fennell
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Annual Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.